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                                                                   Exhibit 99.05
                                 VeriSign, Inc.
                              1350 Charleston Road
                      Mountain View, California 94043-1331

                               ----------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stratton D. Sclavos and Dana L. Evan, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of VeriSign, Inc. (the "Company") held of record by the undersigned
on          , 2000, at the Annual Meeting of Stockholders of the Company (the
"Meeting") to be held on          , 2000, and at any continuations or
adjournments thereof.

  This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposals 1 through 8 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                            SEE REVERSE SIDE

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
                                     [X] Please mark
                                         votes as in this
                                         example.

  The Board of Directors unanimously recommends that you vote FOR Proposals 1 through 8.

 1.  Proposal to approve the issuance of VeriSign       FOR  AGAINST  ABSTAIN
     common stock in the merger of Nickel Acquisition   [ ]    [ ]      [ ]
     Corporation, a wholly owned subsidiary of
     VeriSign, with and into Network Solutions, Inc.

 2.  Proposal to approve an amendment to VeriSign's   FOR  AGAINST  ABSTAIN
     certificate of incorporation to increase the     [ ]    [ ]      [ ]
     number of authorized shares of common stock to
     1,000,000,000 shares

 3.  Proposal to approve an amendment to VeriSign's   FOR  AGAINST  ABSTAIN
     bylaws to increase the number of board members   [ ]    [ ]      [ ]
     from six to nine, or to another number as the
     board may approve

 4. Proposal to elect two Class II Directors for a three year term.
     Nominees:
       Kevin R. Compton
       David J. Cowan

[ ] FOR all nominees listed
 below except as marked.     [ ] WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority to vote for any individual nominee, strike a line through that nominee's name:

 5.  Proposal to approve an amendment to VeriSign's      FOR  AGAINST  ABSTAIN
     1998 Equity Incentive Plan to increase the number   [ ]    [ ]      [ ]
     of shares reserved for issuance thereunder by an
     aggregate of 10,000,000 shares.

 6.  Proposal to approve an amendment to VeriSign's       FOR  AGAINST  ABSTAIN
     1998 Employee Stock Purchase Plan to increase the    [ ]    [ ]      [ ]
     number of shares issuable thereunder by an
     aggregate of 500,000 shares and to provide for an
     automatic annual increase in an amount equal to 1%
     of the outstanding shares of VeriSign common
     stock.

 7.  Proposal to approve an amendment to VeriSign's     FOR  AGAINST  ABSTAIN
     1998 Directors Stock Option Plan to increase the   [ ]    [ ]      [ ]
     number of shares issuable thereunder by an
     aggregate of 250,000.

 8.  Proposal to ratify the appointment of KPMG LLP as   FOR  AGAINST  ABSTAIN
     independent auditors for the year ending December   [ ]    [ ]      [ ]
     31, 2000.

  In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

  This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

  Signature:                                            Date:
                    , 2000

  Signature:                                            Date:
                    , 2000

                                 (Reverse Side)

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.